EXHIBIT 99.1

Integer Holdings Corporation Reports Second Quarter 2026 Results

PLANO, Texas, Aug. 03, 2026 (GLOBE NEWSWIRE) -- Integer Holdings Corporation (NYSE:ITGR) today announced results for the three months ended July 3, 2026.

Second Quarter 2026 Highlights (compared to Second Quarter 2025, except as noted)

  Sales decreased 2.6% to $464 million. Organic sales decreased 1.5%.
  GAAP operating income from continuing operations totaled $35 million, a decrease of $25 million or 42%. Non-GAAP adjusted operating income totaled $73 million, a decrease of $8 million or 10%.
  GAAP income from continuing operations totaled $24 million, a decrease of $13 million or 36%. Non-GAAP adjusted net income totaled $55 million, a decrease of $0.1 million or 0%.
  GAAP diluted EPS income from continuing operations totaled $0.69, a decrease of $0.35 or 34%. Non-GAAP adjusted EPS totaled $1.60, an increase of $0.05 or 3%.
  Adjusted EBITDA  totaled $95 million, a decrease of $4 million or 4%.
  From the end of 2025, total debt increased $53 million to $1.238 billion and Non-GAAP net total debt increased $46 million to $1.236 billion, resulting in a leverage ratio of 3.2 times adjusted EBITDA as of July 3, 2026.

In a separate press release issued today, Integer and KKR announced they have entered into a definitive agreement under which an affiliate of investment funds managed by KKR will acquire all of the outstanding shares of Integer in an all-cash transaction valued at an enterprise value of $5.7 billion. Under the terms of the agreement, Integer stockholders will receive $127 per share in cash.

Given the pending transaction, Integer is withdrawing its previously issued financial outlook and will not host its previously scheduled earnings conference call and webcast scheduled for Thursday, August 6, 2026.

Discussion of Product Line Second Quarter 2026 Sales

  Cardio & Vascular sales decreased 2% to $280 million in the second quarter 2026 compared to the second quarter 2025, reflecting the previously communicated impact from the two new Electrophysiology products.
  Cardiac Rhythm Management & Neuromodulation sales increased 1% to $174 million in the second quarter 2026 compared to the second quarter 2025. Growth was partially offset by the previously communicated impact from the one new Neuromodulation product.
  Other Markets sales totaled $10 million in the second quarter 2026, compared to $18 million in the second quarter 2025, primarily due to the Portable Medical exit.

Summary Financial Results
(dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	July 3, 2026	June 27, 2025	QTD Change	July 3, 2026	June 27, 2025	YTD Change
Operating income	$34,528	$59,338	(41.8)%	$66,397	$108,890	(39.0)%
Income from continuing operations	$23,605	$37,009	(36.2)%	$40,111	$14,544	175.8%
Diluted EPS from continuing operations	$0.69	$1.04	(33.7)%	$1.17	$0.41	185.4%

EBITDA(a)	$67,964	$87,636	(22.4)%	$133,060	$119,274	11.6%
Adjusted EBITDA(a)	$94,939	$98,951	(4.1)%	$180,000	$190,460	(5.5)%
Adjusted operating income(a)	$72,991	$81,266	(10.2)%	$134,044	$152,189	(11.9)%
Adjusted net income(a)	$54,707	$54,818	(0.2)%	$96,002	$100,756	(4.7)%
Adjusted EPS(a)	$1.60	$1.55	3.2%	$2.80	$2.85	(1.8)%

(a)   EBITDA, adjusted EBITDA, Adjusted operating income, Adjusted net income, and Adjusted EPS are non-GAAP financial measures. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures. Refer to Tables A, B and C at the end of this release for reconciliations of adjusted amounts to the closest corresponding GAAP financial measures.

Summary Product Line Results
(dollars in thousands)

	Three Months Ended
	July 3, 2026	June 27, 2025	QTD Change	Organic Change(a)
Product Line Sales
Cardio & Vascular	$280,308	$286,855	(2.3)%	(2.5)%
Cardiac Rhythm Management & Neuromodulation	173,712	171,998	1.0%	1.0%
Other Markets	10,090	17,641	(42.8)%	(13.5)%
Total Sales	$464,110	$476,494	(2.6)%	(1.5)%

	Six Months Ended
	July 3, 2026	June 27, 2025	YTD Change	Organic Change(a)
Product Line Sales
Cardio & Vascular	$542,041	$545,726	(0.7)%	(1.5)%
Cardiac Rhythm Management & Neuromodulation	341,976	332,343	2.9%	2.9%
Other Markets	19,673	35,817	(45.1)%	(12.4)%
Total Sales	$903,690	$913,886	(1.1)%	(0.1)%

(a)   Organic sales change is a non-GAAP financial measure. Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures and refer to Table D at the end of this release for a reconciliation of these amounts to the closest corresponding GAAP financial measures.

About Integer®
Integer Holdings Corporation (NYSE: ITGR) is one of the largest medical device contract development and manufacturing organizations (CDMOs) in the world, serving the cardio and vascular, neuromodulation, and cardiac rhythm management markets. As a strategic partner of choice, we advance the goals of our medical device customers through industry-leading engineering and manufacturing, with a relentless commitment to quality, service, and innovation. The company's brands include Greatbatch Medical® and Lake Region Medical®. Additional information is available at www.integer.net.

Investor Relations:

Kristen Stewart
551-337-3973
kristen.stewart@integer.net

Notes Regarding Non-GAAP Financial Information
|In addition to our results reported in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we provide adjusted net income, adjusted EPS, earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, adjusted operating income, and organic sales change. Unless otherwise indicated, all financial metrics presented reflect continuing operations only.

Adjusted net income and adjusted EPS consist of GAAP income (loss) from continuing operations and diluted EPS from continuing operations, respectively, adjusted for the following to the extent occurring during the period: (i) amortization of intangible assets, (ii) certain legal expenses; (iii) restructuring and restructuring-related charges; (iv) acquisition and integration costs; (v) other general expenses; (vi) ERP implementation, (vii) (gain) loss on equity investments; (viii) extinguishment of debt charges, (ix) debt conversion inducement expense; (x) European Union medical device regulation incremental charges; (xi) inventory step-up amortization; (xii) unusual, or infrequently occurring items; (xiii) the income tax provision (benefit) related to these adjustments and (xiv) certain tax items that are outside the normal tax provision for the period. Adjusted EPS is calculated by dividing adjusted net income by adjusted weighted average shares.

The weighted average shares used to calculate diluted EPS in accordance with GAAP includes dilution, when applicable, resulting from the potential conversion of our 2028 Convertible Notes and 2030 Convertible Notes (collectively, the “Convertible Notes”).  In connection with the issuance of the Convertible Notes, we entered into capped call contracts which are expected to reduce the potential dilution on our common stock in connection with any conversion of the Convertible Notes, subject to a cap.  Adjusted weighted average shares consists of GAAP weighted average shares used to calculate diluted EPS, including, when applicable, dilutive common stock equivalents that were excluded from weighted average shares used to calculate diluted EPS as their inclusion would be anti-dilutive and excluding, when applicable, dilution resulting from the potential conversion of our Convertible Notes expected to be offset by the capped call contracts.

EBITDA is calculated by adding back interest expense, provision for income taxes, depreciation expense, and amortization expense from intangible assets and financing leases, to income (loss) from continuing operations, which is the most directly comparable GAAP financial measure. Adjusted EBITDA consists of EBITDA plus adding back stock-based compensation and the same adjustments as listed above except for items (i), (viii), (xiii) and (xiv). Adjusted operating income consists of operating income adjusted for the same items listed above except for items (vii), (viii), (ix), (xiii) and (xiv).

Organic sales change is reported sales growth adjusted to remove the impact of foreign currency, the contribution of acquisitions and the strategic exit of the Portable Medical market. To calculate the impact of foreign currency on sales growth rates, we convert any sale made in a foreign currency by converting current period sales into prior period sales using the exchange rate in effect at that time and then compare the two, negating any effect foreign currency had on our transactional revenue. For contribution of acquisitions, we exclude the impact on the growth rate attributable to the contribution of acquisitions in all periods where there were no comparable sales. For the strategic exit of the Portable Medical market, we exclude the impact on the growth rate attributable to Portable Medical sales for all periods presented.

We believe that the presentation of adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, adjusted operating income, and organic sales change, provides important supplemental information to management and investors seeking to understand the financial and business trends relating to our financial condition and results of operations. In addition to the performance measures identified above, we believe that net total debt and leverage ratio provide meaningful measures of liquidity and a useful basis for assessing our ability to fund our activities, including the financing of acquisitions and debt repayments. Net total debt is calculated as total principal amount of debt outstanding less cash and cash equivalents. We calculate leverage ratio as net total debt divided by adjusted EBITDA for the trailing 4 quarters.

Forward-Looking Statements
Some of the statements contained in this communication and other written and oral statements made from time to time by us and our representatives are not statements of historical or current fact. As such, they are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations, and these statements are subject to known and unknown risks, uncertainties and assumptions. Forward-looking statements include, but are not limited to, statements relating to: our goals, plans, and strategic initiatives; long-term growth prospects; maximizing value for our stockholders; and other events, conditions or developments that will or may occur in the future; and timing of any of the foregoing. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “forecast,” “outlook,” “assume,” “potential” or “continue” or variations or the negative counterparts of these terms or other comparable terminology. These statements are only predictions and are no guarantee of future performance, and investors should not place undue reliance on forward-looking statements as predictive of future results. Actual events or results may differ materially from those stated or implied by these forward-looking statements. In evaluating these statements and our prospects, you should carefully consider the factors set forth below. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary factors and to others contained throughout this communication.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements regarding the transactions contemplated by the Agreement and Plan of Merger, by and among Integer Holdings Corporation (the “Company”), Armstrong Parent, Inc. (“Buyer”) and Armstrong Bidco, Inc. (the “Transaction”). All such forward-looking statements are based upon current plans, estimates, expectations, opportunities and ambitions that are subject to risks, uncertainties, assumptions, and other important factors, many of which are beyond the control of the Company, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction; the possibility that the Company’s stockholders may not approve the Transaction; the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of the Company’s common stock; the risk that the Transaction and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Transaction that could be instituted against the Company or its directors and/or officers; the risk associated with third-party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Transaction which are not waived or otherwise satisfactorily resolved; significant costs, or expenses incurred in connection with the Transaction; the Buyer’s ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the Transaction; certain restrictions contained in the Agreement and Plan of Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk of various events that could disrupt operations, including pandemics, epidemics or other public health crises or severe weather (such as droughts, floods, avalanches and earthquakes), cybersecurity attacks, security threats and governmental response to them, and technological changes; the risks of labor disputes, changes in labor costs and labor difficulties; and the risks resulting from other effects of industry, market, economic, legal or legislative, political or regulatory conditions outside of the Company’s control. All such factors are difficult to predict and are beyond our control, including those detailed in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the Securities Exchange Commission (the “SEC”) on February 23, 2026 (the “Form 10-K”), quarterly reports on Form 10-Q and other documents subsequently filed by the Company with the SEC. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. Other unpredictable or factors not discussed in this communication could also have material adverse effects on forward-looking statements. The Company does not assume an obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements speak only as of the date hereof.

Condensed Consolidated Balance Sheets - Unaudited
(in thousands)
	July 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$21,375	$17,161
Accounts receivable, net	338,729	346,079
Inventories	288,058	253,739
Contract assets	119,024	112,546
Prepaid expenses and other current assets	43,449	40,572
Total current assets	810,635	770,097
Property, plant and equipment, net	532,340	536,427
Goodwill	1,104,651	1,110,908
Other intangible assets, net	788,841	825,435
Deferred income taxes	9,014	8,994
Operating lease assets	82,574	98,437
Financing lease assets	56,429	37,109
Other long-term assets	39,113	23,170
Total assets	$3,423,597	$3,410,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$111,850	$113,130
Operating lease liabilities	8,209	9,099
Accrued expenses and other current liabilities	97,082	109,812
Total current liabilities	217,141	232,041
Long-term debt	1,237,883	1,185,179
Deferred income taxes	114,747	116,327
Operating lease liabilities	67,143	81,899
Financing lease liabilities	51,296	28,578
Other long-term liabilities	16,638	19,910
Total liabilities	1,704,848	1,663,934
Stockholders’ equity:
Common stock	35	35
Additional paid-in capital	756,545	771,223
Treasury stock	(110,734)	(76,872)
Retained earnings	1,034,166	994,055
Accumulated other comprehensive income	38,737	58,202
Total stockholders’ equity	1,718,749	1,746,643
Total liabilities and stockholders’ equity	$3,423,597	$3,410,577

Condensed Consolidated Statements of Operations - Unaudited
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Sales	$464,110	$476,494	$903,690	$913,886
Cost of sales	351,168	347,342	681,153	664,416
Gross profit	112,942	129,152	222,537	249,470
Operating expenses:
Selling, general and administrative	57,699	52,923	116,410	104,083
Research, development and engineering	11,278	14,240	27,521	28,441
Restructuring and other charges	9,437	2,651	12,209	8,056
Total operating expenses	78,414	69,814	156,140	140,580
Operating income	34,528	59,338	66,397	108,890
Interest expense	10,135	9,754	19,869	24,559
(Gain) loss on equity investments	(42)	8	1,426	(173)
Other loss, net	1,144	3,980	1,460	51,907
Income from continuing operations before taxes	23,291	45,596	43,642	32,597
Provision (benefit) for income taxes	(314)	8,587	3,531	18,053
Income from continuing operations	23,605	37,009	40,111	14,544
Loss from discontinued operations, net of tax	—	—	—	(22)
Net income	$23,605	$37,009	$40,111	$14,522

Basic earnings per share:
Income from continuing operations	$0.69	$1.06	$1.17	$0.42
Loss from discontinued operations	$—	$—	$—	$—
Basic earnings per share	$0.69	$1.06	$1.17	$0.42

Diluted earnings per share:
Income from continuing operations	$0.69	$1.04	$1.17	$0.41
Loss from discontinued operations	$—	$—	$—	$—
Diluted earnings per share	$0.69	$1.04	$1.17	$0.41

Weighted average shares outstanding:
Basic	34,010	35,035	34,146	34,488
Diluted	34,145	35,713	34,290	35,830

Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands)
	Six Months Ended
	July 3, 2026	June 27, 2025
Cash flows from operating activities:
Net income	$40,111	$14,522
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,549	62,118
Debt related charges included in interest expense	3,263	3,627
Debt conversion inducement expense	—	46,681
Stock-based compensation	12,045	12,536
Non-cash fixed asset impairment	5,893	—
Non-cash lease expense	4,876	5,000
Non-cash (gains) losses on equity investments	1,426	(173)
Contingent consideration fair value adjustment	(1,179)	(309)
Other non-cash losses	2,077	3,143
Deferred income taxes	18	3,942
Gain on sale of discontinued operations	—	(46)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	7,959	(41,014)
Inventories	(36,751)	(14,509)
Prepaid expenses and other assets	(2,247)	71
Contract assets	(6,762)	1,800
Accounts payable	5,591	11,561
Accrued expenses and other liabilities	(11,761)	(23,312)
Income taxes payable	(9,678)	(10,500)
Net cash provided by operating activities	84,430	75,138
Cash flows from investing activities:
Acquisition of property, plant and equipment	(46,651)	(44,219)
Purchase of equity and other investments, net of distributions	(14,043)	—
Acquisitions, net	—	(170,872)
Other investing activities	108	97
Net cash used in investing activities	(60,586)	(214,994)
Cash flows from financing activities:
Principal payments of long-term debt	—	(657,693)
Proceeds from issuance of convertible notes, net of discount	—	977,500
Proceeds from revolving credit facility	207,600	257,000
Payments of revolving credit facility	(157,600)	(373,000)
Purchase of capped calls	—	(71,000)
Payment of debt issuance costs	(38)	(1,266)
Proceeds from the exercise of stock options	—	3,644
Tax withholdings related to net share settlements of restricted stock unit awards	(10,299)	(16,707)
Repurchases of common stock	(50,000)	—
Principal payments on finance leases	(4,256)	(2,596)
Other financing activities	(5,162)	107
Net cash provided by (used in) financing activities	(19,755)	115,989
Effect of foreign currency exchange rates on cash and cash equivalents	125	459
Net increase (decrease) in cash and cash equivalents	4,214	(23,408)
Cash and cash equivalents, beginning of period	17,161	46,543
Cash and cash equivalents, end of period	$21,375	$23,135

Table A: Adjusted Net Income and Diluted EPS from Continuing Operations Reconciliations
(in thousands, except per share amounts)

	Three Months Ended
	July 3, 2026			June 27, 2025
	Pre-Tax	Net of Tax	Per Diluted Share(a)	Pre-Tax	Net of Tax	Per Diluted Share(a)
Income from continuing operations (GAAP)	$23,291	$23,605	$0.69	$45,596	$37,009	$1.04
Adjustments(b):
Amortization of intangible assets	15,973	12,897	0.38	16,120	12,978	0.37
Certain legal expenses (SG&A)(c)	1,931	1,525	0.04	9	6	—
Restructuring and restructuring-related charges(d)	4,397	3,212	0.09	2,575	2,049	0.06
Acquisition and integration costs(e)	173	141	—	2,007	1,596	0.04
Other general expenses(f)	7,423	6,297	0.18	7	7	—
ERP implementation(g)	4,921	3,887	0.11	—	—	—
(Gain) loss on equity investments(h)	(42)	(33)	—	8	6	—
Loss on extinguishment of debt(i)	—	—	—	130	103	—
Medical device regulations(j)	44	35	—	262	207	0.01
Other adjustments(k)	3,601	2,845	0.08	948	750	0.02
Tax adjustments(l)	—	296	0.01	—	107	—
Adjusted net income (non-GAAP)	$61,712	$54,707	$1.60	$67,662	$54,818	$1.55

	Six Months Ended
	July 3, 2026			June 27, 2025
	Pre-Tax	Net of Tax	Per Diluted Share(a)	Pre-Tax	Net of Tax	Per Diluted Share(a)
Income from continuing operations (GAAP)	$43,642	$40,111	$1.17	$32,597	$14,544	$0.41
Adjustments(b):
Amortization of intangible assets	31,967	25,820	0.75	30,971	24,927	0.71
Certain legal expenses (SG&A)(c)	2,139	1,689	0.05	111	87	—
Restructuring and restructuring-related charges(d)	6,245	4,672	0.14	3,677	2,938	0.08
Acquisition and integration costs(e)	1,615	1,284	0.04	6,749	5,347	0.15
Other general expenses(f)	8,146	6,868	0.20	6	6	—
ERP implementation(g)	8,274	6,536	0.19	—	—	—
(Gain) loss on equity investments(h)	1,426	1,126	0.03	(173)	(137)	—
Loss on extinguishment of debt(i)	—	—	—	867	685	0.02
Debt conversion inducement expense(m)	—	—	—	46,681	46,681	1.32
Medical device regulations(j)	344	272	0.01	512	404	0.01
Other adjustments(k)	8,917	7,045	0.21	1,273	1,006	0.03
Tax adjustments(l)	—	579	0.02	—	4,268	0.12
Adjusted net income (Non-GAAP)	$112,715	$96,002	$2.80	$123,271	$100,756	$2.85

(a)   Income from continuing operations (GAAP) per diluted share amounts are calculated in accordance with GAAP using weighted average shares for diluted EPS.  The per share amounts for the adjustments in the table above and adjusted net income are calculated using adjusted weighted average shares. The following table provides a reconciliation from GAAP weighted average shares for diluted EPS to non-GAAP adjusted weighted average shares.

	Three Months Ended		Six Months Ended
	July 03, 2026	June 27, 2025	July 03, 2026	June 27, 2025
Weighted average shares for diluted EPS (GAAP)	34,145	35,713	34,290	35,830
Less: 2028 Convertible Notes capped call options impact	(28)	(240)	(13)	(515)
Adjusted weighted average shares (non-GAAP)	34,117	35,473	34,277	35,315

(b)   The difference between pre-tax and net of tax amounts is the estimated tax impact related to the respective adjustment. Net of tax amounts are computed using a 21% U.S. tax rate, and the statutory tax rates applicable in foreign tax jurisdictions, as adjusted for the existence of net operating losses (“NOLs”). Expenses that are not deductible for tax purposes (i.e. permanent tax differences) are added back at 100%.
(c)   Certain legal expenses associated with non-ordinary course legal matters. Amounts for 2026 include $1.8 million of expense incurred in connection with the Company’s defense of a securities class action lawsuit.
(d)   We initiate discrete restructuring programs primarily to realign resources to better serve our customers and markets, improve operational efficiency and capabilities, and lower operating costs or improve profitability. Depending on the program, restructuring charges may include termination benefits, contract termination, facility closure and other exit and disposal costs. Restructuring-related expenses are directly related to the program and may include retention bonuses, accelerated depreciation, consulting expense and costs to transfer manufacturing operations among our facilities. Amounts for the second quarter and first six months of 2026 include $1.8 million and $2.8 million, respectively, relating to our global manufacturing alignment restructuring initiative. In addition, the second quarter of 2026 includes $2.4 million related to an organizational realignment to enhance execution of our strategy through dedicated focus on growth and operational excellence.
(e)   Acquisition and integration costs are incremental costs that are directly related to a business or asset acquisition. These costs may include, among other things, professional, consulting and other fees, system integration costs, and fair value adjustments relating to contingent consideration.
(f)   Other general expenses are discrete transactions occurring sporadically and affect period-over-period comparisons. The Company recorded fixed asset impairment charges of $5.9 million during the second quarter of 2026. The impairment charges were primarily due to revised expectations regarding the future use of certain fixed assets.
(g)   These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance. Expenses for 2026 were primarily included in SG&A.
(h)   Amounts reflect our share of equity method investee (gains) losses including unrealized appreciation/depreciation of the underlying interests of the investee.
(i)   Loss on extinguishment of debt consists of accelerated write-offs of unamortized deferred debt issuance costs and discounts, which are included in interest expense.
(j)   The charges represent incremental costs of complying with European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses.
(k)   Other adjustments include costs which impact period-to-period comparability and do not represent the underlying ongoing results of our business. For 2025 and 2026, amounts include costs associated with leadership transitions, strategic projects, a stockholder activist matter, the Strategic Review announced during the quarter, pursuant to which we subsequently entered into the definitive agreement described elsewhere herein, and a cyber incident. Other adjustments includes the following expenses (in millions):

	Three Months Ended		Six Months Ended
	July 03, 2026	June 27, 2025	July 03, 2026	June 27, 2025
Leadership transition costs	$0.1	$0.7	$1.5	$0.7
Strategic projects	0.9	0.3	1.6	0.6
Stockholder activist matter	0.6	—	3.8	—
Strategic Review	1.3	—	1.3	—
Cyber incident costs	0.7	—	0.7	—

(l)   Tax adjustments include changes to uncertain tax benefits and associated interest for all periods presented.  In addition, included in the amount for the first six months of 2025 is the write off a deferred tax asset for $4.1 million related to the a portion of the unamortized original issue discount due to the partial exchange of the 2028 Convertible Notes.
(m)   Debt conversion inducement expense relates to the partial exchange of the 2028 Convertible Notes and is recorded within Other loss, net in the Condensed Consolidated Statements of Operations.

Please see “Notes Regarding Non-GAAP Financial Information” for additional information regarding our use of non-GAAP financial measures.

Table B: Adjusted Operating Income Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Operating income (GAAP)	$34,528	$59,338	$66,397	$108,890
Adjustments:
Amortization of intangible assets	15,973	16,120	31,967	30,971
Certain legal expenses	1,931	9	2,139	111
Restructuring and restructuring-related charges	4,397	2,575	6,245	3,677
Acquisition and integration costs	173	2,007	1,615	6,749
Other general expenses	7,423	7	8,146	6
ERP implementation	4,921	—	8,274	—
Medical device regulations	44	262	344	512
Other adjustments	3,601	948	8,917	1,273
Adjusted operating income (non-GAAP)	$72,991	$81,266	$134,044	$152,189

Table C: EBITDA and Adjusted EBITDA Reconciliations
(in thousands)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Income from continuing operations (GAAP)	$23,605	$37,009	$40,111	$14,544

Interest expense	10,135	9,754	19,869	24,559
Provision (benefit) for income taxes	(314)	8,587	3,531	18,053
Depreciation(a)	16,743	15,040	34,086	29,026
Amortization of intangible assets and financing leases	17,795	17,246	35,463	33,092
EBITDA (non-GAAP)	67,964	87,636	133,060	119,274
Stock-based compensation(b)	4,527	5,499	9,834	12,350
Certain legal expenses	1,931	9	2,139	111
Restructuring and restructuring-related charges	4,397	2,575	6,245	3,677
Acquisition and integration costs	173	2,007	1,615	6,749
Other general expenses	7,423	7	8,146	6
ERP implementation	4,921	—	8,274	—
(Gain) loss on equity investments	(42)	8	1,426	(173)
Debt conversion inducement expense	—	—	—	46,681
Medical device regulations	44	262	344	512
Other adjustments	3,601	948	8,917	1,273
Adjusted EBITDA (non-GAAP)	$94,939	$98,951	$180,000	$190,460

(a)   Excludes amounts included in Restructuring and restructuring-related charges.
(b)   Total stock-based compensation expense less amounts included in Restructuring and restructuring-related charges, ERP implementation, and Other adjustments.

Table D: Organic Sales Change Reconciliation (% Change)

	GAAP Reported Growth	Impact of Foreign Currency(a)	Impact of Strategic Exits and Acquisitions(a)	Non-GAAP Organic Change
QTD Change (2Q 2026 vs. 2Q 2025)
Product Line
Cardio & Vascular	(2.3)%	0.1%	0.1%	(2.5)%
Cardiac Rhythm Management & Neuromodulation	1.0%	—%	—%	1.0%
Other Markets	(42.8)%	—%	(29.3)%	(13.5)%
Total Sales	(2.6)%	0.1%	(1.2)%	(1.5)%

YTD Change (6M 2026 vs. 6M 2025)
Product Line
Cardio & Vascular	(0.7)%	0.3%	0.5%	(1.5)%
Cardiac Rhythm Management & Neuromodulation	2.9%	—%	—%	2.9%
Other Markets	(45.1)%	—%	(32.7)%	(12.4)%
Total Sales	(1.1)%	0.2%	(1.2)%	(0.1)%

(a)   Sales growth has been adjusted to exclude the impact of foreign currency exchange rate fluctuations, when applicable, and strategic exits and acquisitions.

Table E: Net Total Debt Reconciliation
(in thousands)

	July 3, 2026	December 31, 2025
Total debt	$1,237,883	$1,185,179
Add: Debt discounts and deferred issuance costs included in Total debt	19,401	22,105
Total principal amount of debt outstanding	1,257,284	1,207,284
Less: Cash and cash equivalents	21,375	17,161
Net Total Debt (Non-GAAP)	$1,235,909	$1,190,123